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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                _________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):               October 23, 1996




                                 DEP CORPORATION

             (Exact name of registrant as specified in its charter)


     DELAWARE                            0-12862               95-2040819
(State or other jurisdiction of        (Commission          (I.R.S. Employer
incorporation or organization)         File Number)       Identification Number)


             2101 East Via Arado, Rancho Dominguez, California 90220
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (310) 604-0777


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ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

          On October 23, 1996, the United States Bankruptcy Court confirmed the Second Amended Plan of Reorganization (the "Plan of Reorganization") of DEP Corporation (the "Company"), and on November 4, 1996 (the "Effective Date"), the Plan of Reorganization became effective. The Company originally filed its voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") on April 1, 1996 (the "Filing Date"). The filing was made in the United States Bankruptcy Court, District of Delaware.

          The Plan of Reorganization provides for the treatment of allowed claims against and equity interests in the Company, pursuant to a series of classifications summarized herein.

          Class 1 under the Plan of Reorganization comprises all claims of the Company's secured lenders (the "Lender Group"), which amount to approximately $62,000,000. Pursuant to the Plan of Reorganization, these claims will be repaid, with interest at the prime rate plus 2%, pursuant to a restructured long term note, the maturity of which is July 31, 2002. With respect to Class 1, the Plan of Reorganization further provides that on the Effective Date, the Lender Group would receive $150,000 in cash to satisfy certain post-petition interest claims, 542,488 shares of the Company's Common Stock, and warrants to purchase an additional 330,050 shares of Common Stock at a price equal to the average of the last reported sales price for the Company's Common Stock on each of the 20 consecutive trading days following the Effective Date. Under the Plan of Reorganization, the Company's existing Class A and Class B Common Stock, including the shares to be issued to the Lender Group, have been reclassified as one class of Common Stock having the same voting rights, preferences and privileges. Finally, the Plan of Reorganization provides for the Company to pledge to the Lender Group any net cash proceeds derived by the Company in connection with the pending litigation between the Company and S.C. Johnson & Son, Inc. ("S.C. Johnson") and affiliates.

          Class 2 under the Plan of Reorganization comprises all claims of Nationwide Life Insurance Company ("Nationwide") and West Coast Life Insurance Company ("West Coast"), which claims are secured by the Company's real property in Rancho Dominguez, California. These claims arise under certain promissory notes and deeds of trust entered into between the Company and Nationwide and West Coast, respectively, the principal amount of which is approximately $3,700,000 in the aggregate. Pursuant to the Plan of Reorganization, any default under those instruments has been cured, the Company has compensated Nationwide and West Coast for any actual damages incurred in reliance upon those instruments, the maturity dates thereof have been reinstated, and the rights of Nationwide and West Coast thereunder otherwise have not been altered.

          Class 3 under the Plan of Reorganization comprises all unsecured claims that are specified as having priority under Bankruptcy Code sections 507(a)(3), 507(a)(4), 507(a)(5), or 507(a)(6), respectively. Pursuant to the
Plan of Reorganization, any and all such claims are to be paid on the later of the Effective Date and the date such claims would be due in the ordinary course of business.

          Class 4 under the Plan of Reorganization comprises unsecured claims of $1,000 or less, or which the holder voluntarily has reduced its claim to $1,000. Pursuant to the Plan of Reorganization, the holders of these claims are entitled to cash equal to the amount of their allowed claims on or about the Effective Date.

          Class 5 under the Plan of Reorganization comprises any and all unsecured claims of the Company's subsidiaries. Pursuant to the Plan of Reorganization, such claims shall continue to receive treatment in accordance with the Company's ordinary business practices.

          Class 6 under the Plan of Reorganization comprises unsecured claims that are not classified in any other class of claims. These include claims arising from the purchase of goods and services. Pursuant to the Plan of Reorganization, allowed claims in Class 6 will be satisfied by the Company subject to the following terms and conditions: (i) all unpaid principal and accrued but unpaid interest, if any, shall be due and payable on March 15, 1998 ("Unsecured Maturity Date"); (ii) from the Filing Date through the Unsecured Maturity Date, interest at the rate of five percent (5%) per annum, simple, shall accrue on each allowed Class 6 claim, and (iii) to the Unsecured Maturity Date, interest and principal shall be paid in eighteen monthly installments, beginning with the first payment on the Effective Date.

          Class 7 and Class 8 comprise, respectively, the equity interests represented by the Company's Class A and Class B Common Stock. Pursuant to the Plan of Reorganization, the holders of the Company's Common Stock will retain the equity interests represented by such stock, subject to dilution by virtue of the issuance of Common Stock and warrants to the Lender Group in connection with their Class 1 claims. Further, as noted above, the Company's existing Class A and Class B Common Stock has been reclassified as one class of Common Stock having the same voting rights, preferences and privileges. Such Common Stock trades on the Nasdaq SmallCap market under the symbol "DEPC." Stockholders will not be required to exchange their shares in connection with the reclassification. Immediately prior to the Effective Date, the Company had 6,251,140 shares of Common Stock outstanding. After giving effect to the 542,488 shares of Common Stock


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issuable in connection with the Plan of Reorganization, the Company will have outstanding 6,793,628 shares of Common Stock. The Company has reserved 330,050 shares of Common Stock for issuance in connection with warrants issuable under the Plan of Reorganization.

          Additionally, the Plan provides for the treatment of certain "unclassified" claims. First, allowed administrative claims, which generally comprise liabilities incurred by the Company during the pendency of its Chapter 11 case, are to be paid as soon as such claims would have become due in the ordinary course of business, or under the terms of such claims, in the absence of the reorganization case. Second, allowed claims for taxes entitled to priority under Bankruptcy Code section 507(a)(8) are to be paid in deferred cash payments over a period not exceeding six years from the date of assessment of such tax claim, in an aggregate amount equal to the amount of such allowed claim, plus simple interest on the unpaid portion of such allowed claim at the statutory rate provided for such taxes under non-bankruptcy law, without penalty of any kind. Further, the Company may pay the remaining balance on any priority tax claim at any time, in full, without premium or penalty of any kind.

          The Plan of Reorganization, together with certain other documents contemplated by the Plan of Reorganization, including the Certificate of Amendment of the Company's Certificate of Incorporation, the Term Loan Agreement, the Warrant Agreement and the Release Agreement, are filed as exhibits to this Current Report on Form 8-K. Information as to the assets and liabilities of the Company as of September 30, 1996 is contained in the Company's consolidated balance sheet (substantially in the form filed with the Office of the United States Trustee) included as an exhibit to this Current Report on Form 8-K.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)       FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.  Not applicable.

(b)       PRO FORMA FINANCIAL INFORMATION.  Not applicable.

(c)       EXHIBITS.

          2.1 Second Amended Plan of Reorganization, dated as of August 23, 1996, as amended.

          3.1 Certificate of Amendment of Certificate of Incorporation of DEP Corporation, dated November 4, 1996.

          10.1 Form of Term Loan Agreement dated as of November 4, 1996 by and among DEP Corporation, as borrower, City National Bank, as co-agent, and Foothill Capital Corporation, as agent, and others.

          10.2 Form of Warrant Agreement dated as of November 4, 1996 by and among DEP Corporation and the Warrant Holders named therein.

          10.3 Form of Release Agreement dated as of November 4, 1996 by and among DEP Corporation and its Lenders (as defined therein).

          99.1 Consolidated balance sheet of DEP Corporation and subsidiaries as of September 30, 1996 (substantially in the form filed with the Office of the United States Trustee).


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                                   SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:  November 7, 1996           DEP CORPORATION

                                   /s/ Grant W. Johnson
                                   ----------------------------------------
                                       Grant W. Johnson
                                   Senior Vice President, Finance and Chief
                                   Financial Officer


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                                  EXHIBIT INDEX

Exhibit
-------

          2.1 Second Amended Plan of Reorganization, dated as of August 23, 1996, as amended.

          3.1 Certificate of Amendment of Certificate of Incorporation of DEP Corporation, dated November 4, 1996.

          10.1 Form of Term Loan Agreement dated as of November 4, 1996 by and among DEP Corporation, as borrower, City National Bank, as co-agent, and Foothill Capital Corporation, as agent, and others.

          10.2 Form of Warrant Agreement dated as of November 4, 1996 by and among DEP Corporation and the Warrant Holders named therein.

          10.3 Form of Release Agreement dated as of November 4, 1996 by and among DEP Corporation and its Lenders (as defined therein).

          99.1 Consolidated balance sheet of DEP Corporation and subsidiaries as of September 30, 1996 (substantially in the form filed with the Office of the United States Trustee).